UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2024
(January 17, 2024)

Commission File Number: 1-35335

Groupon, Inc.
(Exact name of registrant as specified in its charter)

Delaware	27-0903295
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

600 W Chicago Avenue	60654
Suite 400	(Zip Code)
Chicago
Illinois	(312)	334-1579
(Address of principal executive offices)	(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
    240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
    240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	GRPN	NASDAQ Global Select Market

    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter)
Emerging growth company     ☐
    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On January 22, 2024, Groupon, Inc. (the “Company”) issued a press release announcing the closing of its $80.0 million fully backstopped rights offering (the “Rights Offering”) for shares of its common stock, par value $0.0001 per share (the “Common Stock”).

Pursuant to the terms of the Rights Offering, 7,079,646 shares of Common Stock were purchased at $11.30 per share, generating $80.0 million in gross proceeds to the Company. As detailed below, the Rights Offering was significantly oversubscribed, and the subscriptions, inclusive of the exercise of all over-subscription privileges (such aggregate number, the “Subscriptions”), well exceeded $80.0 million, the maximum aggregate offering size of the Rights Offering.

The subscription period for the Rights Offering expired at 5:00 P.M., New York City time, on January 17, 2024 (the “Expiration Date”). Through the exercise of both basic subscription rights and over-subscription privileges, Pale Fire Capital SICAV a.s. (the “Backstop Party”), an entity affiliated with Dusan Senkypl, the Company’s Interim Chief Executive Officer and a member of the Company’s Board of Directors (the “Board”), and Jan Barta, a member of the Company’s Board, subscribed for approximately 7.1 million shares and other stockholders subscribed for approximately 9.7 million shares. The Company is issuing 4,574,113 shares of Common Stock via the exercise of the basic subscription rights and 2,505,533 shares of Common Stock via the exercise of over-subscription privileges. The Backstop Party purchased approximately 3.1 million shares of Common Stock in connection with the Rights Offering.

Pursuant to the Backstop Agreement, dated November 9, 2023, the Backstop Party agreed to (i) exercise its basic subscription rights in full and (ii) purchase any and all shares of Common Stock not subscribed for following the Expiration Date of the Rights Offering. As no shares remained unsubscribed following the Expiration Date, the purchase of unsubscribed shares became unnecessary.

The Company intends to use the proceeds from the Rights Offering for general corporate purposes, which may include the repayment of debt.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits:
Exhibit Number	Description
99.1	Press Release, dated January 22, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROUPON, INC.
Date: January 22, 2024
By: /s/ Jiri Ponrt Name: Jiri Ponrt Title: Chief Financial Officer